Deloitte & Touche
[Company Logo]
                              Chartered Accountants

1 City Centre Drive                                   Telephone: (905) 803-5100
Suite 1100                                            Facsimile: (905) 803-6101
Mississauga, Ontario, L5B 1M2


                        CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated December 18, 1995, except for Note 10, as to which the date is September 10, 1996, on the financial statements of Sirco International (Canada) Limited for the years ended November 30, 1995 and November 30, 1994 accompanying the consolidated financial statements and schedules included in the Annual Report of Sirco International Corp. and subsidiaries on Form 10-K for the year ended November 30, 1995. We hereby consent to the incorporation by reference of said report in Registration
Statement No. 333-637 of Sirco International Corp. on Form S-8 and in Registration Statement No. 333-481 of Sirco International Corp. on Form S-3.

We do not report on the financial statements of Sirco International Corp.


/s/Deloitte & Touche
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   DeLoitte & Touche
Chartered Accountants

September 12, 1996